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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 22, 2000

                             ARCH CHEMICALS, INC.
            (Exact name of registrant as specified in its charter)

          Virginia                     1-14601                   06-1526315
(State or other jurisdiction      (Commission File              (IRS Employer
     of incorporation)                 Number)               Identification No.)

           501 Merritt 7, Norwalk, CT                     06851
       (Address of principal executive offices)         (Zip code)

      Registrant's telephone number, including area code:  (203) 229-2900

                                      N/A
         (Former name or former address, if changed since last report)





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On July 6, 2000, it was announced that Arch Chemicals UK Holdings Limited ("Arch UK"), a newly formed, wholly-owned, indirect subsidiary of Arch Chemicals, Inc. ("Arch"), was making a formal cash offer (the "Offer") to acquire the entire issued and to be issued share capital of Hickson International PLC ("Hickson"). The offer, which was unanimously recommended by Hickson's Board of Directors, was for (Pounds)0.55 (as of August 28, 2000, U.S.$0.81 equivalent) in cash for each Hickson share. Arch will also assume Hickson's net debt of approximately (Pounds)33 million (approximately U.S.$50 million). The purchase is to be financed principally from a Revolving Credit Agreement, dated as of July 5, 2000 among Arch, Arch UK, the Lenders Party thereto and The Chase Manhattan Bank, as Administrative Agent. On August 3, 2000, the Offer was declared unconditional as to acceptances and on August 22, 2000 the Offer was declared wholly unconditional pursuant to the Offer Document. In total, as of August 22, 2000, Arch UK had valid acceptances for Hickson shares totaling 164,840,068, representing approximately 94% of the issued share capital of Hickson. Payment for the shares validly accepted prior to becoming wholly unconditional will be posted on or before September 5, 2000. Arch UK has begun the compulsory acquisition process under UK law to acquire all of remaining issued Hickson shares not tendered in the Offer.

      Hickson is a London Stock Exchange listed company whose principal activities are the manufacture and supply of specialty chemical products. Hickson's operations are organized into two divisions: the Protection and Coatings Division and the Organic Chemicals Division. The Protection and Coatings Division is organized into two business groups: Timber Protection and Furniture Coatings. Timber Protection specializes in the protective treatment of timber against decay, insect attack and fire damage and principally comprises Hickson Corporation, Hickson Timber Products and Koppers-Hickson. Furniture Coatings develops, manufactures and markets paints, stains and surface finishes and comprises Hickson Coatings Italia, Hickson Coatings France, Hickson Coatings UK, Hickson Coatings Espana and Hickson Coatings Far East.

      The Organic Chemicals Division comprises three businesses: Hickson & Welch, Ashwood Chemical and Hickson DanChem. Hickson & Welch produces chemical intermediates for use in the color chemistry market and provides a custom manufacturing service to global chemical, agrochemical and industrial companies. Ashwood Chemicals produces intermediate chemicals used in the pharmaceuticals industry to produce generic and prescription drugs. Hickson DanChem provides custom manufacturing services for manufacturers of consumer and industrial products in the U.S. Arch previously announced that the Organic Chemical Division is not a strategic fit and as such Arch intends to divest this Division within 12 months following completion of the acquisition.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial Statements of Hickson International PLC

         The financial statements required under this Item are not included in this report. The required financial statements will be filed at the earliest possible date and, in any event, no later than November 6, 2000.

    (b)  Unaudited Pro Forma Financial Information

         The pro forma financial information required under this Item is not included in this report. The required pro forma financial information will be filed at the earliest possible date and, in any event, no later than November 6, 2000.

    (c)  Exhibits.

         None.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 31, 2000

                              ARCH CHEMICALS, INC.



                                           Louis S. Massimo
                              By:   _______________________________
                                    Name:  Louis S. Massimo
                                    Title: Vice President and Chief
                                           Financial Officer



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